Exhibit 10.2

SOFTWARE DEVELOPMENT AGREEMENT 151025/1

November 22, 2025

INFORA LIMITED, registered at Suite 4.3.02, Block 4 Eurotowers, Gibraltar, GX11 1AA, represented by

Director Tetyana Voropaeva, acting on the basis of Charter(hereinafter referred to as the “Contractor”, on the one hand,

and

LANTICS CORP., registered at 30 N Gould St Ste R Sheridan, WY 82801 USA, hereinafter referred as the “Customer”, represented by Director Usman Kuso acting on the basis of Charter, hereinafter collectively referred to as the “Parties”, and individually as the “Party”, have entered into this Agreement as follows:

1.	DEFINITIONS

The following words have in this Agreement the following meanings:

“Result of assignments” or “Assignments”:

(і) software product "Lantics", operational systems, bundled software including source code and object code, the software including the program modules, designs, and other results of assignments, which creation is caused by a task of the Customer; and

(іі) technical support of software products, of networks, data base management systems, information systems, including control, diagnostics, reconfiguring, loading of data, connection of web-application, completion, technical administration, and also other assignments, which performance is caused by a task of the Customer as a result of which any objects of intellectual property earlier created and belonging to the Customer are processed and/or updated.

The Results of assignments of the Contractor under this Agreement can be of the following types: web-application being software product; web-application containing objects of design; web-application containing compound objects; for PC and Non-PC systems (cross-platform web-application); assignments on technical support of web-application, of networks, data base management systems, information systems, design layouts and/or other objects both having physical expression and not, but being the Result of assignments.

“Software product" means a set of programs in system for information processing and program documents necessary for operating these programs.

“Objects of design" means the result of design process of the web-application; for PC and Non-PC (cross-platform web-application) systems, being the decomposition of program system in the form of the organized components structure and interfaces between components, and also the result of graphic design process in relation to the user interfaces for sites or other systems, as well as creation of design layouts of printing and business products.

“Compound objects” means web-application; for PC and Non PC systems (cross-platform web-application), networks, data base management systems, information systems including but not limited to graphics, texts, music and other content.

“Technical support” means assignments in relation to support and technical administration of applications as well as other assignments which performance is necessary to realize the projects of the Customer.

“Projects of the Customer” means a set of tasks aimed at achieving the Result of assignments to be performed by several co-contractors.

“Implementation of the Result of assignments” means development architect of web-application; for PC and Non-PC systems (cross-platform web-application), being software product; containing objects of design; containing compound objects; implementation of assignments on technical support and administration of applications, as well as creation of technical documentation, entering of data into system and other types of assignments for performance of the implementation.

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“Information portal” means a corporate web portal of the Customer, access to which is provided to the Contractor for collection, processing and distribution of information as well as for implementation of electronic document flow between the Parties.

“Electronic project management system” means an electronic system of managing Projects of the Customer (for example, Target Process) on which basis the Contractor shall receive assignments under this Agreement.

“Order of assignments realization” means the document containing the description of working procedures, placed in the appropriate section of the Information portal.

“Task” means the current tasks given to the Contractor by the authorized persons (Customer Representatives) within the frames ofprojectimplementation, determining stages, terms and conditions, assignments’ acceptance and implementation at each stage.

“Customer Representative” means a person appointed to be responsible for assignments implementation. The appointment or alteration to be reflected in the relevant section of the Information portal. Tasks, terms and instructions in relation to working procedures given by the Customer Representative shall be binding on the Contractor.

“Information” means any documentation, software, schemes, drawings, data, graphic data and images, financial documentation, business information, trade secrets concerning the business of the Customer or any affiliate of the Customer, including product specifications, data, knowhow, formulas, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, models, recipes, inventions and ideas, past current and planned research and development, current and planned distribution methods and processes, lists of sources, customers, suppliers, valuable business contracts and projects, pricing strategies, market studies and plans, business plans, computer software and programs computer software and database technologies, systems, structures and architectures (and related formulated compositions, processes, improvements, devices, knowhow, inventions, discoveries, concepts, ideas, designs, methods), information about clients and any other information of such kind in electronic or visible form which becomes available to the Contractor in the process of realization of his right of access to Information Portal of the Customer, and is a property and a trade secret of the Customer.

“Exclusive rights” means aggregate rights of the Customer to use the result of intellectual activity or means of the individualization, expressed in the Result of assignments at its own discretion in any manner not prohibited by law.

“Object of intellectual property” means the Result of intellectual activity of the Contractor, created during developing and implementation of the Result of assignments in any form, as well as the Results of intellectual activity created before creation and implementation of the Result of assignments, transferred to the Contractor by the Customer.

“Time-sheet” means the electronic document completed by Contractor on a weekly basis and placed on Information portal, containing the description of all Assignments performed by the Contractor during each period and actual hours spent on performance of the Assignments, based on which Act on assignments performed is completed.

“Hourly rates” - means the document specifying the rate to be paid for the assignment of the Contractor for 1 hour of work under the Project of the Customer depending on the nature of performed work and qualification of the Contractor.

“Alienation of an exclusive right” means the transfer from the Contractor to the Customer of an exclusive right to results of intellectual activity in the form of the Result of assignments (as a whole and any its components) created under this Agreement in full, without any restrictions, encumbrances and other obstacles in its use.

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“Client” - any third party, who uses the services of the Customer.

“Confidentiality of Client’s Information” - the information about Clients’ lists and databases, Clients’ accounts, supplier database and contact information, services, techniques, methods of operation, prices, costs, budgets, business plans, sales, sales strategies and methods, personnel training, technology and methodology, products, product development, research, know-how, policies, financial information, financial condition, business strategies and plans and other information with respect to Clients of the Customer which is generally not available to the public.

2.	SUBJECT OF THE AGREEMENT

2.1.	The Contractor undertakes provide outsourcing professional services, to implement the Result of assignments, the Tasks, and also to perform other assignments, which description, volume shall be coordinated by the Parties in Electronic project management system web, and the Customer undertakes to accept and pay for the assignments of the Contractor on conditions in the order prescribed by this Agreement.
2.2.	The Services shall be defined and managed exclusively via the Customer’s project management system through Tasks issued by the CustomerRepresentatives. The list in “Scope of Services” is illustrative and non-exhaustive. No Addendums shall be required to specify or adjust the Services. The Contractor undertakes to transfer the Result of assignments and exclusive rights to the Result of performed assignments to the Customer, in the order and on the conditions provided by this Agreement.
2.3.	While performing the assignments under this Agreement the Contractor shall be guided by the Tasks placed by Customer Representatives in Electronic project management system, providing the concrete list of assignments, intermediate periods of performance in relation to separate types of assignments, and other individual instructions of the Customer and the Customer Representative in respect to working procedures.
2.4.	The Customer undertakes to pay for the performance of assignments under this Agreement in order and on the conditions coordinated by the Parties herein and Annexes hereto, and when the assignments are completed to accept the Result of assignments, subject to compliance of the Result of assignments with Tasks and corrections of the Customer.
2.5.	The work under this Agreement shall be carried out by the Contractor remotely in a place of his residence and using his own equipment after the transfer by the Customer of all basic data necessary for Project implementation.
2.6.	Hourly rates, billing currency, payable amounts for reporting periods, and the Contractro’s current banking details shall be specified only in the invoices, which constitute an integral part of this Agreement. The Contract Value shall be deemed USD 42,400 in total, reflecting the amount agreed upon by the Parties, representing the aggregate amount of all invoices issued hereunder until the Services are completed as determined by Tasks. Any change to banking details shall be effected by indicating the updated details in the next invoice and shall not require an amendment to this Agreement.

3.	DELIVERY AND ACCEPTANCE TERMS

3.1.	Delivery channel. The Contractor delivers the Results via repositories and/or the Electronic project management system together with weekly Time-sheets describing the Assignments performed and hours spent for the relevant period.
3.2.	Review and acceptance. The Customer shall review the delivered Results and the corresponding Time-sheets within 10 (ten) business days of delivery and either approve them or provide a reasoned rejection with specific comments describing required corrections.
3.3.	Deemed acceptance. If the Customer provides no response within the period specified in clause 3.2, the Results and related Time-sheets shall be deemed accepted.
3.4.	Corrections. Upon a reasoned rejection, the Contractor shall implement the requested corrections and re-deliver the corrected Results within 5 (five) business days. The Customer shall then review the corrected Results in accordance with clause 3.2.
3.5.	No certificates/acts. Acceptance under this Agreement does not require any Acts, certificates, or other acceptance documents.
3.6.	Invoicing. After acceptance (express or deemed) for a reporting period, the Contractor may issue an invoice for the corresponding services. Payment is made in accordance with Section 5 of this Agreement.

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4.	RIGHTS AND OBLIGATIONS OF THE PARTIES

4.1.	Rights and obligations of the Contractor:
4.1.1.	The Contractor represents and warrants that the Result of assignments to be transferred under this Agreement does not contain unpermitted takings, at the moment of transferring to the Customer the right to the Result of assignments does not pledged and/or contested in courts and the Contractor neither violates nor will violate anybody else’s rights and legal interests in relation to the Result of assignments;
4.1.2.	The Contractor guarantees to compensate the direct expenses to the Customer in case of arising claims connected with the performance by the Contractor of his obligations hereunder;
4.1.3.	The Contractor undertakes to use any software products, any information, initial codes of software products, objects of design, compound objects(their versions, modules or separate integral parts) transferred to him by the Customer in order to perform the Assignments and obtain the Results of assignments only for the purposes of fulfillment of his obligations hereunder and represents that upon the completion and realization of the assignments under this Agreement the Result of Assignments will not be used by the Contractor for any purposes except for those connected with the purposes of this Agreement and the Result of assignments will be transferred to the Customer through its uploading to the appropriate section of Information Portal of the Customer;
4.1.4.	The Contractor within the validity period of this Agreement along with the following 12 (twelve) calendar months upon its termination due to any reasons (in connection with the completion of Assignments, termination at the initiative of either Party, occurrence of force majeure and other circumstances terminating the effectiveness of this Agreement) undertakes not to inform any third party on the fact of this Agreement conclusion, nature of the Assignments performed hereunder, cost of the Assignments, working procedures and characteristics of the Result of Assignments developed (including initial codes, modules, versions, design and so forth).
4.1.5.	The Contractor is entitled to receive remuneration specified in clause 5.1. hereof in full amount and within established time period.
4.1.6.	Other duties, order of Tasks and Projects performance, procedure of electronic documents circulation, order of notification the Customer and its authorized persons shall be specified in corresponding documents placed on Information portal. At signing this Agreement the Contractor agrees with their compliance and performance as well as undertakes to make himself aware with all new documents and entered amendments to old ones through Information system. The Parties agreed that no separate notification of the Contractor is required about coming into effect of new documents regulating a particular work procedure.
4.1.7.	Contractor (or its Affiliates and contractors) has the right to mention that the services were provided to the Customer (including Customer logotype for marketing activities only) and in general describe their results (provided it is in line with the Contractor’s confidentiality obligations settled in the Agreement) via the Internet, on the conferences, in printed and other mass media, in the other way. Customer hereby grants Contractor with a sub-licensable, nonexclusive, fully paid, worldwide and limited license to use and display Customer's names, logos and trademarks solely for identifying Customer as a client of the Contractor.

4.2.	Rights and obligations of the Customer:
4.2.1.	The Customer undertakes to provide the Contractor with the access to Information Portal, Project management system, and other resources necessary for performance of this Agreement and assignments under each project in which the Contactor participates by providing login and password for performance by the Contractor of Assignments under this Agreement.
4.2.2.	The Customer undertakes to sanction copying and saving of initial code and other necessary information of the Customer to the Contractor’s device in order to perform the Assignments under this Agreement under the condition of its further return as prescribed in clause 4.1.3. hereof.
4.2.3.	The Customer undertakes to pay the remuneration to the Contractor in full and within the established time in case of full performance by the Contractor of his obligations under this Agreement.
4.2.4.	The Customer is entitled to use independently and permit or forbid the usage of the Result of assignments and (or) its parts by third parties in order to support the business of the Customer.
4.2.5.	The Customer is entitled to transfer the right to use the Result of assignments in full or in part as well as rights and obligations under the Agreement to any other person or persons (Sub-licensee), including to provide the right to use the Result of assignments under exclusive or non-exclusive licenses (sublicense agreements). The Customer is not liable to the Contractor for the actions of the Sub-licensee committed by the later in violation of concluded sub-license agreement or beyond rights and/or methods granted by the Customer to the Sub-licensee.
4.2.6.	The Customer is solely responsible for paying any commissions imposed by a financial institution for transferring remuneration funds to Contractor’s bank account.

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5.	PROCEDURE OF SETTLEMENTS

5.1.	In relation to the Result of assignments created by the Contractor and approved by the Customer under the conditions provided by this Agreement, and also for the right to use the Result of assignments in all ways specified in clause 6.2. hereof, provided to the Customer on the terms of alienation of an exclusive right, the remuneration shall be paid to the Contractor on the basis of an invoice issued after the completion of the work and its acceptance by the Customer. The payment shall be made in EUR or USD to the banking details specified in the invoice.
5.2.	The remuneration is calculated on each hour and actual time spent for performance of assignments and type of services under such Project in reporting period. Tariffs for services and services provided are indicated in invoices. The following Scope of Services is indicative and non-exhaustive; the actual Services are determined by Tasks in the Electronic project management system.

Scope of Services:

Custom Software Development

•	Design, development, and deployment of tailored software solutions.
•	Full-stack development, including frontend and backend.
•	Integration with third-party systems and existing platforms.

Frontend Development

•	Development of responsive web interfaces using modern frameworks (React, Angular, Vue.js).
•	Implementation of design systems and component libraries.
•	Cross-browser compatibility and optimization for performance.
•	User experience (UX) enhancements and accessibility compliance.
•	Integration of frontend with RESTful or GraphQL APIs.
•	Dynamic data rendering and state management (Redux, Vuex).

Backend Development

•	Design and implementation of server-side logic, algorithms, and services.
•	Development of scalable and secure RESTful and GraphQL APIs.
•	Database schema design, implementation, and optimization (SQL, NoSQL).
•	Microservices architecture development and containerization (Docker, Kubernetes).
•	Authentication, authorization, and role-based access control (OAuth, JWT).
•	Implementation of caching solutions (Redis, Memcached) and load balancing.
•	Integrating backend systems with third-party services and external APIs.
•	Implementation of logging, monitoring, and error-handling mechanisms.

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Cybersecurity Engineering

•	Implementation of security controls across software, networks, and infrastructure.
•	Threat modeling and risk assessments.
•	Penetration testing and vulnerability management.
•	Security information and event management (SIEM) setup and monitoring.
•	Data encryption, access control, and secure authentication systems.
•	Compliance and regulatory audits (GDPR, HIPAA, PCI DSS).
•	Incident response and disaster recovery planning.

Application Development

•	Development of web-based application.
•	Cross-platforming of the web-application.
•	Desktop application development for Windows, macOS, and Linux.

Product Design and Prototyping

•	Creation of wireframes, mockups, and clickable prototypes.
•	User experience (UX) and user interface (UI) design services.
•	Usability testing and design iteration based on user feedback.

System Architecture and Consulting

•	Designing scalable and high-performance architectures.
•	Cloud architecture consulting (AWS, Google Cloud, Azure).
•	Technology stack recommendations and evaluations.

Quality Assurance (QA) and Testing

•	Manual and automated testing services.
•	Functional, regression, performance, and security testing.
•	Continuous integration and deployment (CI/CD) setup.
•	Load, stress, and performance testing.
•	Usability testing and feedback loop integration.

Maintenance and Support

•	Ongoing software maintenance and updates.
•	Bug fixing and incident management.
•	24/7 support and monitoring services.

Data Management and Analytics

•	Database design, implementation, and optimization.
•	Data migration and integration services.
•	Data analytics, reporting, and business intelligence solutions.

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DevOps and Infrastructure Management

•	Setup and management of development environments.
•	CI/CD pipeline setup and management.
•	Cloud and on-premise infrastructure deployment and monitoring.

API Development and Integration

•	Development of RESTful, GraphQL, and SOAP APIs.
•	Integration with external services and third-party APIs.
•	API documentation and versioning.

Security and Compliance

•	Implementation of security best practices (encryption, access control).
•	Data privacy compliance (GDPR, CCPA).
•	Security audits and vulnerability assessments.

Training and Knowledge Transfer

•	Developer training sessions and workshops.
•	Documentation of systems, processes, and best practices.
•	Handover of source code, assets, and documentation.

Project Management and Coordination

•	Agile, Scrum, or Waterfall project management.
•	Milestone planning, tracking, and reporting.
•	Regular status meetings and updates.
•	Other services for the development and support of the website as agreed by the parties.

5.3.	Each of the Parties shall be in charge for calculation and estimation of any taxes and fees. The Contractor independently bears responsibility for timely calculation and payment of any taxes (personal income tax, profit tax and so forth) and declaring the income to supervisory authorities of the country of his residence or permanent stay.
5.4.	The Customer is neither in the present nor may be in future a tax agent on behalf of the Contractor.

6.	ALIENATION OF AN EXCLUSIVE RIGHT

6.1.	Following the transfer of the Result of assignments created hereunder the Contractor shall lose all proprietary rights to the Result of assignments and he is not entitle either to use it independently or transfer the rights to the Result or assignments and/or its part to any third parties in any form.
6.2.	The alienation of exclusive rights to the Result of assignments provided in accordance with this Agreement means the exclusive and preemptive right of the Customer over any third party including the Contractor to perform independently, allow or forbid the usage of the Result of assignments and/or its parts, as well as the Result of assignments in any supplemented and (or) modified form by any parties including the Contractor in abovementioned manner.
6.3.	The entire alienation of the exclusive rights to the Result of assignments in favor of the Customer means that the Contractor does not retain the right to issue licenses (both exclusive and non-exclusive) to any other persons (conclusion of license agreements) for usage of the Result of assignments.
6.4.	The Customer shall by itself perform all the actions connected with the legal protection of the Results of assignments created hereunder and connected with receipt of protection documents in its name (patenting the Results of assignments).
6.5.	Notwithstanding anything to the contrary, all supplements and additional inventions, innovations, improvements, technical information, systems, software, software developments, methods, designs, analyses, drawings, reports, copyrights, trademarks, logos and all similar or related information (whether patentable or unpatentable) which relate to the Contractor or any of its Affiliates and which used by the Contractor to provide services during the Agreement, belong to the Contractor and/or its Affiliates. Any Open Source software used for services provision shall remain in the property of its initial developer and subsequent contributors unless otherwise indicated in the corresponding license.

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7.	NOTIFICATIONS

7.1.	The Parties may use electronic messages and other communication programs provided by Informational portal of the Customer for day-to-day performance of this Agreement and such messages may be presented as an evidence in any dispute, intermediation or judicial proceeding arisen out of this Agreement where they can be a cumulative evidence, insofar as it would be appropriate after inspection of all evidences including technical confirmation.
7.2.	The Party sending an electronic message shall have an acknowledgement of receipt of this message from the other Party. In such a case the acceptable form of acknowledgement is either the answering electronic message containing the information on receipt received by the sending Party within 2 (two) business days after the mailing or automatically electronic read notification.
7.3.	If the Customer (Customer Representative) sends a letter or message through Information portal, or other message exchange system used by the Parties, it shall be deemed received by the Contractor upon expiration of following two business days.
7.4.	In case of any change in details of either Party (location, name or other), such Party is obliged to notify in writing the other Party through electronic document flow agreed by the Parties.

8.	RESPONSIBILITY OF THE PARTIES

8.1.	The Parties shall be liable for failure to perform and/or improper performance of their obligations under this Agreement in accordance with the current legislation of Gibraltar.
8.2.	The Parties do not bear the responsibility in case the failure to perform the contractual obligations was a result of energy source absence, actions of governmental authorities, fire, strike, transport stoppage, mass riots or war or due to any other reasons beyond the reasonable control of the corresponding Party.

9.	CONFIDENTIALITY

9.1.	The terms and conditions of this Agreement is a commercial secret. Each of the Parties undertakes to treat the confidential information herein contained with the same degree of care which is used for keeping its own confidential information.
9.2.	All information and documents contained in Informational portal, Electronic Project management system or other resources of the Customer and received by the Contractor by accessing the information portal, and other informational systems (web-sites, applications and etc.) of the Customer in order to perform the obligations under this Agreement, are confidential information and a property of the Customer and shall be kept strictly confidential. The Contractor by accessing Customer’s resources must each time take all reasonable measures to keep the information (access to which he has obtained) confidential.
9.3.	The Parties may hand over Confidential Information to their Affiliates and contractors, who in the Party's reasonable judgment have the need to know such information in connection with the Agreement. The Party will maintain records of the persons to whom Confidential Information is distributed, will inform all such persons of the confidential nature of the Confidential Information, will direct them to treat such information in accordance with this Agreement, will exercise such precautions or measures as may be reasonable in the circumstances to prevent improper use of Confidential Information by them, and will be responsible for any breaches by them of the provisions of this Agreement.
9.4.	At signing this Agreement the Contractor undertakes neither to disclose nor use for any purposes except for the performance of this Agreement the information received during exercising his right of access to other resources of Customer.
9.5.	The Party undertakes not to offer employment to its staff or staff of third parties to employees and contractors of the other Party and / or its Affiliates, not to offer these employees and contractors cooperation with the Party and / or third parties, not to hire or attempt to hire and / or conclude contract for the provision of services with the abovementioned employees and contractors during the term of this Agreement and within two (2) years after the expiration of its term. Within this period the Party also undertakes not to maliciously disclose the full name, contact details and position (services that are provided) of employees and / or contractors of the other Party and / or its Affiliates to third parties.

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10.	FINAL PROVISIONS

10.1.	This Agreement may be amended or terminated upon mutual agreement of the Parties.

The Customer has a right to repudiate the Agreement at least 90 (ninety) calendar days before intended termination date subject to full remuneration to the Contractor for creation and realization of the Result of assignments in the amount and under conditions provided by this Agreement and to full reimbursement to the Contractor of all incurred expenses in the process of performance of this Agreement and compensation for losses.

10.2.	The Contractor has a right to repudiate the Agreement at any time with prior notification of Customer at least 90 (ninety) calendar days before intended termination date subject to full reimbursement to the Customer of all incurred expenses in the process of performance of this Agreement.
10.3.	The Contractor shall confirm that while entering into this Agreement he is an independent contractor and neither a representative, nor an employee, nor attorney of the Customer; and he has not got a right to represent himself as having any rights to act in the name of the Customer or conclude any types of the agreements without prior written permission of the Customer. This Agreement cannot be construed as establishment of any relations or agreements (such as: partnership, employment, joint venture, agency and so forth).
10.4.	The Contractor bears sole responsibility for provision of his own work place, operability of the equipment as well as access to the Internet. Such equipment shall comply with all requirements specified by the Customer in Provision on technical requirements to Contractors’ system placed on Information portal.
10.5.	Neither Party is entitled to transfer its rights and obligations hereunder to any third party without prior written consent of the other Party. Provided that the Contractor is entitled to engage subcontractors for Services provision.
10.6.	All amendments and additions to this Agreement shall become effective and form an integral part hereof from the moment of their signing by the authorized representatives of both Parties.
10.7.	This Agreement is valid for the period on 36 (thirty-six) months unless otherwise is agreed by the Parties and shall be automatically extended for the same period (Renewal Term) thereafter unless and until any Party provides the written notice to the other Party about non-renewal of the Agreement for the next period at least one month before the expiration of term.
10.8.	This Agreement is executed in two counterparts in English, each of which shall be deemed an original and together constitute one and the same instrument, one for each of the Parties. In all cases not foreseen by this Agreement, the current laws of Gibraltar shall apply.

11.	SETTLEMENT OF DISPUTES

11.1.	The Parties undertake to inform each other timely on any difficulties which prevent them from performing their obligations under the Agreement within the stated time.
11.2.	Any disputes and discords which may arise during performance of this Agreement are subject to settlement through negotiations between the authorized representatives of the Parties.
11.3.	The number of arbitrators shall be three. The seat (legal place) of arbitration shall be Gibraltar. The language of the arbitral proceedings shall be English. The governing law of the Contract shall be the substantive law of Gibraltar.

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12.	DETAILS AND SIGNATURES OF THE PARTIES

The CONTRACTOR

INFORA LIMITED

Company number: 123507

Address: Suite 4.3.02, Block 4 Eurotowers, Gibraltar, GX11 1AA Beneficiary: Infora Limited

Bank name and address: Wise, Rue du Trône 100, 3rd floor, Brussels, 1050, Belgium IBAN: BE57 9053 5341 2635

The CUSTOMER:

LANTICS CORP.

Address: 30 N Gould St Ste R Sheridan, WY 82801 USA Company number: 2025-001785103

For and on behalf of the Contractor	For and on behalf of the Customer
/s/ Tetyana Voropaeva Tetyana Voropaeva (signature)	/s/ Usman Kuso Usman Kuso (signature)

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